Exhibit (h)(2)(xv)

FOURTEENTH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of September 21, 2010, by and between Natixis Asset Management Advisors, L.P. (“Natixis Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and Hansberger International Series (collectively, the “Trusts”).

WHEREAS, Natixis Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010 and July 1, 2010 (together with the amendments, the “Agreement”), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts; and

WHEREAS, Natixis Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors and the Trusts hereby agree as follows:

1.	Section 3(a) of the Agreement is amended and restated as follows:

(a)	For the services provided hereunder, the Trusts shall pay Natixis Advisors the greater of the following:

(1)	an annual minimum fee of $10,000,000 payable in monthly installments; or

(2)	a monthly fee (accrued daily) based on the Trusts’ average daily net assets during the calendar month, such fee being calculated at the annualized rates set forth below:

Average Daily Net Assets	Annualized Fee Rate As a % of Average Daily Net Assets
$0 - $15 billion	0.0575%
Next $15 billion	0.0500%
Next $30 billion	0.0400%
Over $60 billion	0.0350%

(3)	In addition, each fund for the first twelve months of its operation is subject to an administration fee consisting of a new fund base fee of $75,000 plus $12,500 per class (if multiple classes) and an additional $75,000 fee for each multi-manager fund. The parties understand and agree that the annual minimum set forth in paragraph (3)(a)(1) above will be reviewed annually and the parties will agree to an appropriate adjustment taking into consideration new funds added and funds liquidated or merged out of existence during the year.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

3.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

4.	This Amendment may be executed in one or more counter parts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ASSET MANAGEMENT ADVISORS, L.P.

By Natixis Distribution Corporation, its general partner

By:	/s/ David L. Giunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

NATIXIS CASH MANAGEMENT TRUST

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

HANSBERGER INTERNATIONAL SERIES

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Schedule A

Trust Portfolios

As of: September 30, 2010

Natixis Funds Trust I

Absolute Asia Dynamic Equity Fund
CGM Advisor Targeted Equity Fund
Hansberger International Fund
Natixis Income Diversified Portfolio
Natixis U.S. Diversified Portfolio
Loomis Sayles Core Plus Bond Fund
Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II

ASG Diversifying Strategies Fund
ASG Global Alternatives Fund
ASG Managed Futures Strategy Fund
Harris Associates Large Cap Value Fund
Loomis Sayles Multi-Asset Real Return Fund (effective September 30, 2010)
Vaughan Nelson Value Opportunity Fund
Westpeak ActiveBeta® Equity Fund

Natixis Funds Trust IV

AEW Real Estate Fund

Natixis Cash Management Trust

Natixis Cash Management Trust – Money Market Series

Loomis Sayles Funds I

Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund*
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund*
Loomis Sayles Small Cap Value Fund

*	With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that Natixis Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. (“Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

Loomis Sayles Funds II

Loomis Sayles Mid Cap Growth Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles International Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Disciplined Equity Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Value Fund
Loomis Sayles Global Markets Fund

Hansberger International Series

Hansberger Emerging Markets Fund
Hansberger International Value Fund
Hansberger International Growth Fund
Hansberger International Core Fund
Hansberger All Countries Fund (not operational)

Gateway Trust

Gateway Fund